UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 15, 2005

Acceptance Insurance Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7461	31-0742926
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 West Broadway
Suite 1600
Council Bluffs, Iowa	51503
(Address of principal executive offices)	(Zip Code)

(712) 329-3600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 7, 2005, Acceptance Insurance Companies Inc. (the “Company”) filed a voluntary petition (“Bankruptcy Case”) under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Nebraska (the “Bankruptcy Court”). Additionally, two Company subsidiaries, Acceptance Insurance Services, Inc. and American Agrisurance, Inc., filed voluntary petitions under Chapter 7 of the Bankruptcy Code on January 7, 2005 in the same venue. The Company will remain in possession of its assets and properties, and continue to operate its businesses and manage its properties as debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

On January 26, 2005, the Company submitted to the Securities and Exchange Commissioner (the “SEC”) a statement of intention to file monthly operating reports (the “Monthly Reports”), which it is required to file with the U.S. Bankruptcy Trustee and the Bankruptcy Court in connection with the Bankruptcy Case, during the pendency of the Bankruptcy Case in lieu of certain reports it would otherwise file as required by the Securities Exchange Act of 1934, as amended. The Company’s Monthly Report for January 2005 was filed by the Company with the Bankruptcy Court on February 15, 2005, and is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

(99.1)	Monthly Operating Report filed by the Company with the United States Bankruptcy Court for the District of Nebraska on February 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2005	ACCEPTANCE INSURANCE COMPANIES INC.

	By:	/s/ John E. Martin
John E. Martin, President and Chief
Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Monthly Operating Report filed by the Company with the United States Bankruptcy Court for the District of Nebraska on February 15, 2005.